UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2006 (March 30, 2006)
Date of report (Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50126	33-0865080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Irvine Center Drive, 15th Floor, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 585-7500
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 8.01 Other Events.

On March 31, 2006, Commercial Capital Bancorp, Inc. announced that it completed the acquisition of Lawyers Asset Management, Inc. (“LAMI”) on March 30, 2006, after the close of business. Based on a fixed purchase price and the average closing price of the Company’s stock for the ten day period ended March 30, 2006, the Company issued 549,638 shares of its common stock. The Company delivered 274,819 shares of stock to the LAMI shareholder, and placed into escrow the same number of shares, which will not be distributed in full until one year after the close of the transaction. LAMI will operate as a subsidiary of Commercial Capital Bancorp, Inc. under the Lawyers Asset Management brand name.

The press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is included with this report:

Exhibit 99.1 Press release dated March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

By:	/s/ Stephen H. Gordon
Stephen H. Gordon
Chairman of the Board and
Chief Executive Officer

Date: March 31, 2006